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                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                        OF PER SHARE EARNINGS - UNAUDITED
                      (In thousands, except per share data)

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                                                                    Thirteen Weeks Ended
                                                           ----------------------------------------
                                                              December 27,         December 28,
                                                                   1998                 1997
                                                           -------------------  -------------------
NET INCOME (LOSS)                                                     $11,533            ($11,474)

Plus: interest expense on convertible subordinated notes                2,411                    -

Less: additional profit sharing expense and tax benefit
      reduction                                                           697                    -
                                                           -------------------  -------------------

NET INCOME (LOSS) PER SHARE -
BASIC:                                                                 13,247             (11,474)
                                                           -------------------  -------------------
                                                           -------------------  -------------------

Weighted average common
   shares outstanding                                                  19,783               19,629
                                                           -------------------  -------------------

BASIC
NET INCOME (LOSS) PER SHARE                                             $0.58              ($0.58)
                                                           -------------------  -------------------
                                                           -------------------  -------------------


NET INCOME (LOSS) PER SHARE -
DILUTED:

Weighted average common
   shares outstanding                                                  19,783               19,629

Dilutive effect of convertible subordinated notes                       5,291                    -

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                                               558                    -
                                                           -------------------  -------------------
                                                                       25,632               19,629
                                                           -------------------  -------------------
                                                           -------------------  -------------------

DILUTED
NET INCOME (LOSS) PER SHARE                                             $0.52              ($0.58)
                                                           -------------------  -------------------
                                                           -------------------  -------------------
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